UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2011

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2011, Amgen USA Inc. (“Amgen USA”), a wholly owned subsidiary of Amgen Inc. (the “Company”), entered into a seven-year Sourcing and Supply Agreement (the “Agreement”) with DaVita Inc. (“DaVita”) pursuant to which Amgen USA will supply, and DaVita will purchase, EPOGEN (Epoetin alfa) in amounts necessary to meet no less than 90% of DaVita’s and its affiliates’ requirements for erythropoiesis stimulating agents used in providing dialysis services in the United States and Puerto Rico. The term of the Agreement commences January 1, 2012 and ends on December 31, 2018. The Agreement will replace the Dialysis Organization Agreement, effective January 1, 2011, between Amgen USA and DaVita that expires by its terms on December 31, 2011.

The Agreement, among other things, provides for discount pricing and rebates for EPOGEN. Some of the rebates are subject to various conditions including future pricing levels of EPOGEN by Amgen USA and data submission by DaVita. The Agreement may be terminated by either party before expiration of its term in the event of certain breaches of the Agreement by the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: November 18, 2011	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

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